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                                  EXHIBIT 21



                     SUBSIDIARIES OF ENERGEN CORPORATION



                                Alabama Gas Corporation
                                Taurus Exploration, Inc.
                                Taurus Exploration USA, Inc.
                                Basis Pipeline Corp
                                American Heat Tech, Inc.
                                Graves Well Drilling Company, Inc.
                                EGN Services, Inc.
                                Midtown NGV, Inc.